UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(AMENDMENT NO.      )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

SCPIE HOLDINGS INC.

(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

(NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

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(Investors)	Robert B. Tschudy Senior Vice President and CFO SCPIE Holdings Inc. 310/557-8739 e-mail: rtschudy@scpie.com Roger Pondel PondelWilkinson Inc. 310/279-5980 e-mail: rpondel@pondel.com	(Media)	Howard Bender Vice President, Communications SCPIE Holdings Inc. 310/551-5948 e-mail: hbender@scpie.com

SCPIE HOLDINGS INC. REITERATES SUPPORT OF $28 ALL-CASH BID

AND CALLS STILWELL’S RHETORIC MISLEADING

Los Angeles, California — February 25, 2008 — SCPIE Holdings Inc. (NYSE:SKP), a major provider of healthcare liability insurance, today reiterated its support of The Doctors Company transaction, the terms of which call for $28 in cash per share and represent a premium of approximately 31% over the Company’s closing price one week before the transaction was announced. The company further noted that The Doctors Company bid was the result of a rigorous and open auction process, and that the Board was advised by its financial and legal advisors throughout the process.

“We sincerely hope that our stockholders will not allow themselves to be misled by an ex-director’s rhetoric,” said Mitchell S. Karlan MD, Chairman of the SCPIE Holdings Board of Directors. “Despite Mr. Stilwell’s conflict of interest and self-serving statements to the contrary, the rejected bid from American Physicians Capital (ACAP)—on the Board of Directors of which both Mr. Stilwell and his lawyer sit—had numerous and prohibitive conditions that, in our opinion, made it highly risky that a proposed merger with ACAP could be accomplished. We have had and continue to have the best interests of our stockholders as a guiding force behind our decision-making process.”

The special meeting of SCPIE Holdings Inc. stockholders will take place on March 26, 2008, and the Company encourages all of its stockholders to continue to vote FOR the transaction on the WHITE proxy card.

Additional Information and Where to Find It

On January 30, 2008, SCPIE filed a definitive proxy statement with the Securities and Exchange Commission (SEC) in connection with its proposed acquisition by The Doctors Company. The proxy statement has been mailed to SCPIE’s stockholders, who are urged to read the proxy statement and other relevant materials filed with the SEC because they contain important information about the acquisition. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by SCPIE at the Investors/Media section on its corporate website at www.scpie.com.

SCPIE’s executive officers and directors may be participants in the solicitation of proxies from SCPIE stockholders with respect to the acquisition. Information about SCPIE’s executive officers and directors, and their ownership of SCPIE Holdings common stock, is set forth in the definitive proxy statement SCPIE filed with the SEC on January 30, 2008, and in the reports filed by the executive officers and directors under Section 16 of the Securities Exchange Act of 1934, as amended, since such date. Additional information regarding the direct and indirect interests of SCPIE’s executive officers and directors in the acquisition is in the definitive proxy statement.

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